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                                                                     EXHIBIT 5.1

                               February 25, 1998

REMEC, Inc.
9404 Chesapeake Drive
San Diego, California 92123

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-45595) filed with the Securities and Exchange Commission (the "SEC") on February 4, 1998, Amendment No. 1 thereto filed with the SEC on February 19, 1998 (collectively, the "Initial Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 1,645,000 shares (the "Company Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), to be issued by the Company and 1,000,000 currently issued and outstanding shares of Common Stock (the "Selling Shareholder Shares" and together with the Company Shares, collectively the "Shares"), that may be sold by certain shareholders (the "Selling Shareholders") of the Company pursuant to the Initial Registration Statement and (ii) the Registration Statement on Form S-3 contemplated to be filed with the SEC on February 25, 1998 (the "Additional Registration Statement") for the purpose of registering under the Securities Act 345,000 shares (the "Additional Company Shares") of Common Stock in accordance with Rule 462(b).

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

          (a) The Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of February 23, 1998, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (c) A Certificate of the Secretary of the Company: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the issuance of the Shares and the proposed resale of the Shares pursuant to the Registration Statement have been provided to us; and (ii) certifying as to certain factual matters;

          (d) The Initial Registration Statement;

          (e) the Additional Registration Statement; and

          (f) The Underwriting Agreement (the "Underwriting Agreement") among the Company, the Selling Shareholders and Needham & Company, Inc., CIBC Oppenheimer Corp. and A.G. Edwards & Sons, Inc., as representatives of the several underwriters.

     This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. Our opinion to the effect that all issued and outstanding Shares are fully paid and nonassessable is based on the certification obtained from the Company identified in item (c) above to the effect that the consideration for such Shares recited in the Board of Directors' resolutions for such Shares has been received.

     Our opinion expressed below also assumes that the Additional Registration Statement is effective at the time the Additional Company Shares are sold.
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     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that the Additional Company Shares, when issued by the Company in accordance with the Underwriting Agreement, will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Additional Registration Statement. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Additional Registration Statement and any amendments thereto.

                                          Very truly yours,

                                          /s/  HELLER EHRMAN WHITE & McAULIFFE